UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary proxy statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive proxy statement

[X]	Definitive additional materials

[ ]	Soliciting material under Rule 14a-12

   THE HARTFORD MUTUAL FUNDS II, INC.

(Name of Registrants as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required

[  ] Fee paid previously with preliminary materials

[  ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

HARTFORDFUNDS Individual Investor? LEARN MORE> ACCOUNT ACCESSv CONTACT USv WELCOME, v Our benchmark 1s the investor: PRODUCTS INSIGHTS PRACTICE MANAGEMENT RESOURCES ABOUT US Q The Special Meeting of Shareholders of The Harrford Growth Opportunities Fund will be held on December 13, 2023 at 10:00 a.m. Eastern Time at me offices of Harrford Funds Management Company, LLC, 690 Lee Road, Wayne, Pennsylvania 19087. Ifyou have any questions about the proxy statement, please call 1-877-896-3199. Click below for a copy of the proxy statement and the proxy Q&A bulletin. ( PROXY STATEMENT ) — WEBSITE FOR VOTING ( PROXY Q&A BULLETIN ) ~~

The Hartford Growth Opportunities Fund will hold a Special Meeting of Shareholders on December 13,2023 LEARN MORE